Exhibit 4.1

NUMBER	THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, MAY 30, 2013	WARRANTS

FAR EAST ENERGY CORPORATION

[FORM OF WARRANT]

THIS CERTIFIES THAT, for value received                                                       is the registered holder of a Warrant or Warrants (the “Warrant”) to purchase one fully paid and non-assessable share of common stock (the “Common Stock”), par value $0.001 per share (the “Shares”), of Far East Energy Corporation, a Nevada corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the date of issuance and terminating at 5:00 p.m., New York City time on the earlier to occur of (a) May 30, 2013 or (b) the date fixed for redemption of this Warrant pursuant to Section 7 of the Agreement (as defined below)(the “Exercise Period”),             Shares of the Company Common Stock at the price of $1.00 per share (the “Warrant Stock”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”), but only subject to the conditions set forth herein and in the Warrant Agreement dated May 30, 2008 (the “Effective Date”) between the Company and the Warrant Agent (the “Agreement”). Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date for a period of not less than ten (10) days. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide notice to registered holder or holders of the Warrants of such extension of not less than ten (10) days.

Subject to the Agreement, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock is effective and such securities are qualified for sale or exempt from qualification under applicable securities laws of the state or other jurisdiction in which the registered holder reside. In no event will the Company be required to net cash settle the warrant exercise. The Agreement provides that upon the occurrence of certain events the Warrant Price and the Warrant Stock purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company shall have the right, at any time after the one year anniversary of the Effective Date, to require the holder to either (a) exercise all or any portion of this Warrant outstanding and unexercised or (b) relinquish all or any portion of this Warrant outstanding and unexercised upon forty-five (45) days’ written notice in the event that the Trading Price of the Company’s Common Stock has equaled or exceeded the Trigger Price for fifteen (15) or more consecutive Trading Days. On each occasion that the Company elects to exercise this right of redemption, the Company must mail such written notice within ten (10) days following the satisfaction of all of the foregoing conditions. If this Warrant or any portion thereof is redeemed in accordance with the Agreement, the holder shall have the right to exercise this Warrant in respect of the Warrant Stock subject to redemption until the close of business on the date next preceding the date fixed for redemption. On or after the date fixed for redemption, the holder shall have no rights with respect to this Warrant to the extent redeemed, except the right to receive $0.01 per share outstanding and unexercised that is issuable upon exercise of this Warrant, upon surrender of this Warrant. The Trigger Price shall be subject to adjustment, as the Board of Directors determines to be fair and appropriate, for any combination, subdivision, split, reclassification, stock dividend, or any similar change affecting the Common Stock.

This Warrant is subject to the terms and conditions of the Agreement. To the extent the provisions of this Warrant conflicts with the terms and conditions of the Agreement, the terms and conditions of the Agreement shall control.

The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Chairman of the Board or Chief Executive Officer and Chief Financial Officer, Treasurer, Secretary or Assistant Secretary of the Company as of the day and year first above written.

FAR EAST ENERGY CORPORATION

By:	By:

Countersigned:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Authorized Signature

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned registered holder irrevocably elects to exercise                          Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                              hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

                             of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                                               Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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